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                                                                    Exhibit 4.03

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

No. W-                                                       WARRANT TO PURCHASE
ISSUED:                                                      VENDOR PREFERRED
Void After                                                   STOCK, SERIES 1

                              CANCERVAX CORPORATION

                    VENDOR PREFERRED STOCK, SERIES 1, WARRANT

         THIS IS TO CERTIFY that, for value received and subject to these terms and conditions, _________________, or such person to whom this Warrant is transferred (the "HOLDER"), is entitled to exercise this Warrant to purchase ___________(_____) fully paid and nonassessable shares of CancerVax Corporation, a Delaware corporation (the "COMPANY"), $0.00004 par value per share, Vendor Preferred Stock, Series 1 (the "WARRANT STOCK") at a price per share equal to Two Dollars and Forty-Five Cents ($2.45; the "EXERCISE PRICE") (such number of shares, type of security and the Exercise Price being subject to adjustment as provided below).

1.       METHOD OF EXERCISE

         1.1      CASH EXERCISE RIGHT

         This Warrant may be exercised by the Holder, at any time after the date of issuance, but not later than the first to occur of (a) the seventh anniversary of the date of issuance of this Warrant or (b) the third anniversary of the closing of a firmly underwritten public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the "EXERCISE

         PERIOD"), in whole or in part, by delivering to the Company at 5931 Darwin Court, Carlsbad, California 92008 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (i) this Warrant certificate,
(ii) a certified or cashier's check payable to the Company, or canceled indebtedness of the Company to the Holder, in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the "PURCHASE PRICE"), and (iii) the Notice of Cash Exercise attached as EXHIBIT A duly completed and executed by the Holder. Upon exercise, the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock purchased.

         1.2      NET ISSUANCE RIGHT

         Notwithstanding the payment provisions set forth above, the Holder may elect to convert this Warrant into shares of Warrant Stock (as defined above) by surrendering this Warrant at the office of the Company at the address set forth in Section 1.1 and delivering to the Company the Notice of Net Issuance Exercise attached as EXHIBIT B duly completed and executed by the Holder, in which case the Company shall issue to the Holder the number of shares of Warrant Stock of the Company equal to the result obtained by (a) subtracting B from A, (b) multiplying the difference by C, and (c) dividing the product by A as set forth in the following equation:

X = [(A - B) x C] where:
    -------------
          A
                  X  =     the number of shares of Warrant Stock issuable upon
                           net issuance exercise pursuant to the provisions of this Section 1.2.

                  A  =     the fair market value of one share of Warrant Stock
                           on the date of net issuance exercise.

                  B  =     the Exercise Price for one share of Warrant Stock
                           under this Warrant.

                  C  =     the number of shares of Warrant Stock as to which
                           this Warrant is exercisable pursuant to the provisions of Section 1.1.

         If the foregoing calculation results in a negative number, then no shares of Warrant Stock shall be issued upon net issuance exercise pursuant to this Section 1.2.

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         For purposes of the above calculation, fair market value of one share of Warrant Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the product of (i) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the (Western Edition of The Wall Street Journal) for the five (5) trading days prior to the date of determination of fair market value and (ii) the number of shares of Common Stock into which each share of Warrant Stock is convertible, if applicable, at the time of such exercise. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company's initial public offering of Common Stock, the fair market value per share shall be the product of (A) the per share offering price to the public of the Company's initial public offering, and (B) the number of shares of Common Stock into which each share of Warrant Stock is convertible, if applicable, at the time of such exercise.

         Upon net issuance exercise in accordance with this Section 1.2, the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock determined in accordance with the foregoing.

2.       DELIVERY OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

         2.1 Promptly after the payment of the Purchase Price following the exercise of this Warrant (in whole or in part) or after notice of net issuance exercise and compliance with Section 1.2, the Company at its expense shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise, and (b) a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1.1 or 1.2), irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

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         2.2      No fractional shares shall be issued upon the exercise of this
Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to such fraction multiplied by the Exercise Price.

3.       COVENANTS AS TO WARRANT STOCK

         The Company covenants that at all times during the Exercise Period there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Warrant Stock as is necessary for exercise in full of this Warrant and, from time to time, it will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Warrant Stock. The Company covenants that during the period this Warrant and the Warrant Stock are outstanding, there shall be reserved for issuance and delivery upon conversion of the Warrant Stock such number of shares of Common Stock as is necessary for conversion in full of the Warrant Stock and, from time to time, it will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock. All shares of Warrant Stock issued pursuant to the exercise of this Warrant and all shares of Common Stock issuable upon conversion of the Warrant Stock will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except restrictions arising (a) under federal and state securities laws, (b) not by or through the Company, or (c) by agreement between the Company and the Holder or its successors.

4.       ADJUSTMENTS; TERMINATION OF WARRANT UPON CERTAIN EVENTS

         4.1      EFFECT OF REORGANIZATION

         Upon a merger, consolidation, acquisition of all or substantially all of the property or stock, liquidation or other reorganization of the Company (collectively, a "REORGANIZATION") during the Exercise Period, the Holder shall be given notice of such proposed action as provided in Section 8. The Holder shall be so notified in writing by the Company by registered or certified mail at least ten (10) days before the effectiveness of such Reorganization. Notwithstanding the period of exercisability stated on the face of this Warrant, this Warrant shall become forever null and void to the extent not exercised at least two (2) business days before the effectiveness of such Reorganization; provided, however, that to the extent that this Warrant has not previously been exercised, it shall automatically be deemed exercised, without further action by the Holder, immediately prior to its expiration, but subject to the subsequent closing of the Reorganization.

         4.2      ADJUSTMENTS FOR STOCK SPLITS, DIVIDENDS

         If the Company shall issue any shares of the same class as the Warrant Stock as a stock dividend or subdivide the number of outstanding shares of such class into a greater number of shares, then, in either such case, the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of shares of Warrant Stock at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company shall contract the number of outstanding shares of the same class as the Warrant Stock by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number of shares of Warrant Stock at that time issuable pursuant to the exercise or conversion of this Warrant shall be proportionately decreased. Each adjustment in the number of shares of Warrant Stock issuable shall be to the nearest whole share.

         4.3      AUTOMATIC CONVERSION OF WARRANT STOCK

         In the event the Warrant Stock is automatically converted into Common Stock pursuant to the terms of the Company's Certificate of Incorporation (including any Certificate of Designation adopted thereunder), then this Warrant shall be exercisable for that number of shares of Common Stock into which the shares of Warrant Stock then subject to this Warrant could be converted on the date of automatic conversion, and the Exercise Price shall be appropriately adjusted so that the aggregate Exercise Price remains the same. Thereafter, for purposes of this Warrant, the Warrant Stock shall be deemed to be the Common Stock of the Company. Each adjustment in the number of shares of Warrant Stock issuable shall be to the nearest whole share and shall be determined by multiplying the number of shares of Warrant Stock purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

         4.4      CERTIFICATE AS TO ADJUSTMENTS

         In the case of any adjustment in the Exercise Price or number and type of securities issuable upon exercise of this Warrant under Section 4.2 or 4.3, the Company will promptly give written notice to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth the adjustment in reasonable detail.

5.       SECURITIES LAWS RESTRICTIONS; LEGEND ON WARRANT STOCK

         5.1 This Warrant and the securities issuable upon exercise have not been registered under the Securities Act of 1933, as amended or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities, (b) the Company receives an opinion of legal counsel for the holder of the securities satisfactory to the Company stating that such transaction is exempt from registration, or (c) the Company otherwise satisfies itself that such transaction is exempt from registration.

         5.2 A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement and any certificate representing the Warrant Stock, and a stop transfer order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

6.       MARKET STANDOFF

         In connection with a public offering of the Company's securities and upon request of the Company or the underwriters managing such offering of the Company's securities (which request may be delivered by the Company if the Company is so requested by such underwriters), Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration or acquired without restriction under federal securities laws) without the prior written consent of the Company or such underwriters for such period of time beginning on the date Holder is notified in writing by the Company that the Company proposes to file a Registration Statement under the Securities Act of 1933, as amended and ending on the date specified by the representative of the underwriters of the Company's Common Stock, not to exceed
(a) 180 days following the effective date of such registration pertaining to the Company's initial public offering, or (b) 90 days following the effective date of a subsequent registration; provided, however, that in each case, all executive officers and directors of the Company then holding securities of the Company, and each stockholder of the Company holding in the aggregate at least 1% of the total equity of the Company, enter into similar agreements.

         In order to enforce the foregoing covenants, the Company shall have the right to place restrictive legends on the certificates representing the securities of Holder and may impose stop-transfer instructions with respect to the securities of Holder. Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

7.       LOST OR DAMAGED WARRANT CERTIFICATE

         Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or damage of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification or (in the case of damage) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

8.       NOTICES OF RECORD DATE, ETC.

         Upon any event as to which the Company is required to give notice to any holders of Warrant Stock, the Company will mail to the Holder a notice specifying (i) the date on which any record of the holders of Warrant Stock is to be taken, (ii) the date on which any reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, if applicable, is to take place, and the time, if any is to be fixed, as to which the holders of record of Warrant Stock or securities into which the Warrant Stock is convertible shall be entitled to exchange their shares for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, (iii) the amount and character of any stock or other securities, or rights or warrants, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made, and (iv) in reasonable detail, the facts, including the proposed date, concerning any other such event. Such notice shall be delivered to the Holder at least ten (10) days prior to the effective date of the transaction specified in the notice.

9.       INVESTMENT INTENT

         By accepting this Warrant, the Holder represents that it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof.

10.      MISCELLANEOUS

         10.1     HOLDER AS OWNER

         The Company may deem and treat the holder of record of this Warrant (including any permitted transferees) as the absolute owner for all purposes regardless of any notice to the contrary.

         10.2     NO STOCKHOLDER RIGHTS

         This Warrant shall not entitle the Holder to any voting rights or any other rights as a stockholder of the Company or to any other rights except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock, until this Warrant is exercised; provided, further, that any dividends or interest on the Warrant Stock shall only accrue to the extent provided for in the rights, preferences and privileges of the Warrant Stock.

         10.3     NOTICES

         Unless otherwise provided, any notice under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or
(d) three (3) days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by 10 days' advance written notice to the other party given in the foregoing manner.

         If to the Holder:

                           To the address last furnished
                           in writing to the Company by
                           the Holder

         If to the Company:

                           CancerVax Corporation
                           5931 Darwin Court,
                           Carlsbad, California 92008
                           Attn: General Counsel

         10.4     AMENDMENTS AND WAIVERS

         Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section
10.4 shall be binding on each future Holder and the Company.

         10.5     GOVERNING LAW; JURISDICTION; VENUE

         This Warrant shall be governed by and construed under the laws of the state of Delaware without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in San Diego, California in connection with any action relating to this Warrant.

         10.6     SUCCESSORS AND ASSIGNS; TRANSFER

         The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and assigns of the parties. This Warrant may not be transferred or assigned without the prior written consent of the Company, which may be given or withheld in its absolute discretion.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                           CANCERVAX CORPORATION

                                           By: _________________________________
                                           Name:  David F. Hale
                                           Title: President and CEO

            [SIGNATURE PAGE VENDOR PREFERRED SERIES 1, WARRANT NO.__]

                             NOTICE OF CASH EXERCISE

To: CancerVax Corporation

         The undersigned hereby irrevocably elects to purchase ___________ shares of Vendor Preferred Stock, Series 1of CancerVax Corporation (the "COMPANY") issuable upon the exercise of the attached Warrant and requests that certificates for such shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if said number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned agrees with and represents to the Company that said shares of the Vendor Preferred Stock, Series 1 of the Company are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended.

         [Payment enclosed in the amount of $___________.]

         Dated: ________________

         Name of Holder of Warrant: ____________________________________________
                                                 (please print)

         Address: ______________________________________________________________

         Signature: ____________________________________________________________

                         NOTICE OF NET ISSUANCE EXERCISE

To:      CancerVax Corporation

         The undersigned hereby irrevocably elects to convert the attached Warrant into such number of shares of Vendor Preferred Stock, Series 1 of CancerVax Corporation (the "COMPANY") as is determined pursuant to Section 1.2 of the attached Warrant. The undersigned requests that certificates for such net issuance shares be issued in the name of and delivered to the address of the undersigned, at the address stated below. The undersigned agrees with and represents to the Company that said shares of Vendor Preferred Stock, Series 1 of the Company are acquired for the account of the undersigned for investment and not with a view to, or for sale in connection with, any distribution or public offering within the meaning of the Securities Act of 1933, as amended.

         Dated: ________________

         Name of Holder of Warrant: ____________________________________________
                                                 (please print)

         Address: ______________________________________________________________

         Signature: ____________________________________________________________

                                   ASSIGNMENT

         Subject to the provisions of Section 10.6 of the attached Warrant, for value received the undersigned sells, assigns and transfers to the transferee named below the attached Warrant, together with all right, title and interest, and does irrevocably constitute and appoint the transfer agent of CancerVax Corporation (the "COMPANY") as the undersigned's attorney, to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

         Dated: ________________

         Name of Holder of Warrant: ____________________________________________
                                                 (please print)

         Address: ______________________________________________________________

         Signature: ____________________________________________________________

         Name of transferee: ___________________________________________________
                                                  (please print)

         Address of transferee: ________________________________________________

Schedule to Exhibit 4.03

The preceding form of Warrant to Purchase Vendor Preferred Stock, Series 1 of the Company was issued to the following entities on the dates and in the amounts listed below:


  Warrant Number                         Holder                               Date Issued          Number of Shares
  --------------                         ------                               -----------          ----------------
        1                 General Electric Capital Corporation               July 11, 2001              21,105
        2                 General Electric Capital Corporation              August 10, 2001             17,884
        3                 General Electric Capital Corporation             November 1, 2001             15,020
        4                 General Electric Capital Corporation             December 20, 2001            11,297
        5                      Mallory Management Company                  February 5, 2002             75,000
        6                       M-Tech Therapeutics, Inc.                  February 1, 2003             150,000